UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 26, 2004


                          ATLANTIC WINE AGENCIES, INC.
             (Exact name of registrant as specified in its charter)


     Florida                 Atlantic Wine Agencies Inc.         65-1102237
                                  64 Knightsbridge
                                  London, UK SW1X




(State or other jurisdiction    (Address of Principal        (I.R.S. Employer
     of incorporation or            Executive Offices)       Identification No.)
       organization)





Registrant's telephone number, including area code: 011-44-797-9057-242


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Item 5.02 Election of Directors.

On October 26, 2004, Atlantic Wine Agencies, Inc. ("Company") added Messrs. Andrew Bayley and Carl Voss to its Board of Directors. Mr. Bayley was elected to the Board as a result of the terms of his employment agreement with the Company which was entered into recently. Mr. Bayley is also Senior Vice President of Sales and Marketing for the Company. Mr. Voss was elected to the Board pursuant to the terms of the share exchange between the Company and the shareholders of Dominion Wines Ltd ("Dominion Wines") and Dominion Estates Pty Ltd ("Dominion Estates") which occurred in September of 2004. Mr. Voss is the Managing Director of Dominion Wines.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Wine Agencies Inc.

Date: October 26, 2004


/s/ Harry Chauhan
----------------------
Mr. Harry Chauhan,
President



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